Exhibit 10.5

RIDER TO BUSINESS LOAN AGREEMENT
AND RELATED DOCUMENTS

This Rider to Business Loan Agreement (“Rider”) is attached to and made a part of that certain Business Loan Agreement dated December 18, 2016 (“Business Loan Agreement”) between Electromed, Inc. (“Borrower”) and Venture Bank (“Lender”). In the event of any inconsistency between this Rider and the Business Loan Agreement or any of the Related Documents, as defined therein, the terms of this Rider shall control. Terms used herein and not otherwise defined shall have the meanings given such terms in the Business Loan Agreement. Accordingly, notwithstanding any provisions of the Business Loan Agreement or any of the Related Documents:

1.     Lender does not require any opinions of counsel to Borrower in connection with the Loan.

2.     Borrower’s representations and warranties with respect to Hazardous Substances are made to the best of its knowledge, based upon reasonable investigation, and subject to any matters disclosed in any environmental site assessments obtained by or delivered to Lender. Lender acknowledges and agrees that the Collateral has been used for the storage, use and generation of hazardous substances as customary in Borrower’s business in compliance with all applicable laws and may in the future be used for such purposes in compliance with all applicable laws. Further, inspections, tests and assessments of the Collateral by Lender to determine compliance with the provisions of the Business Loan Agreement and Related Documents relating to Hazardous Substances shall be at Borrower’s expense only if Lender has reasonable cause to believe Borrower is in violation of such provisions.

3.     Lender’s request for additional information and insurance coverage shall be reasonable for the type of business and type of property constituting the Collateral. Borrower shall not have the obligation to have the Collateral appraised for insurance purposes during the term of the Loan.

4.     Borrower shall not have the obligation to notify Lender of defaults under any agreements other than the Business Loan Agreement or Related Documents unless such defaults are material.

5.     Borrower shall not have the obligation to notify Lender of management changes other than executive management changes.

6.     Lender shall give Borrower reasonable prior notice prior to inspection of the tangible Collateral or Borrower’s books and records.

7.     Lender shall not have the right to exercise any of the remedies (including the right of setoff and the right to freeze accounts of Borrower) provided for under the Business Loan Agreement or Related Documents except upon the occurrence of an Event of Default as defined therein and during the continuance of such Event of Default.

8.     Failure of the Borrower to make any payment when due under the Loan shall not constitute an Event of Default under the Business Loan Agreement or any of the Related Documents until five (5) days after written notice thereof is given to Borrower.

9.     Lender will promptly notify Borrower if it makes any expenditures or takes any action pursuant to the paragraph labeled “LENDER’S EXPENDITURES.”

10.   Borrower shall have the right to incur indebtedness and grant related liens to other lenders and to enter into equipment leases from third party vendors or finance companies to finance equipment acquisitions not to exceed $100,000 per year without the consent of Lender.

11.    The filing of any involuntary bankruptcy or insolvency petition against Borrower shall not constitute an Event of Default unless the Borrower fails to have such filing dismissed within thirty days after such filing is made or the court grants the petition for relief.

12.    A change in ownership of Borrower’s stock shall not constitute a default.

13.    A material adverse change in Borrower’s financial condition, or Lender believing the prospect of payment or performance is impaired, or the Lender otherwise believing itself insecure, shall not constitute an event of default so long as no other event of default has occurred and is continuing.

14.    Borrower shall have the right to sell obsolete equipment or fixtures constituting part of the Collateral without the consent of Lender, so long as such equipment or fixtures are promptly replaced with items of equivalent or greater value.

15.    Lender shall not sell the Loan to another lender or sell participation interests in the Loan without Borrower’s prior consent, except in the event of the sale or transfer of substantially all the assets of Lender.

16.    There are no guarantors of the Loan, and no affiliates of Borrower shall be required to provide Collateral.

17.    Borrower shall have the right to prepay the Loan without penalty or premium at any time during the final one hundred eighty (180) days of the term of the Loan, if all or substantially all of the assets of the Borrower are sold, if all or substantially all of the stock of the Borrower is acquired by merger or otherwise, or if the credit facility evidenced by that certain Promissory Note dated December 18, 2016 between Borrower and Lender in the amount of $2,500,000 (the “LOC Note”) and the “Related Documents” as defined in the Business Loan Agreement (Asset Based) of even date herewith between Borrower and Lender relating to the LOC Note (the “LOC Loan Agreement”) is not renewed by Lender upon the maturity date thereof.

18.    The Mortgage and Assignment of Rents shall secure only the Note, the obligations under the Related Documents, and the LOC Note and the “Related Documents” as defined in the LOC Loan Agreement.

19.    Borrower shall be obligated to notify Lender of work at the Property only if the cost exceeds $100,000.

20.    Borrower may maintain deductibles under its insurance policies up to $20,000. Borrower shall not have the obligation to notify Lender and shall have the right to adjust and receive insurance proceeds upon damage to the Collateral not exceeding $50,000, so long as Borrower promptly repairs and restores such damage. The occurrence of casualty damage or other loss which is insured (other than a reasonable deductible) shall not constitute an Event of Default. In the event of casualty damage to the Collateral, and provided no Event of Default is continuing, Lender will make the insurance proceeds available for restoration so long as Lender receives reasonable assurances that the insurance proceeds plus additional amounts deposited by Borrower will be adequate fully to restore the Collateral. Lender reserves the right to require an appraisal of the as-restored value of the Collateral and to require that the insurance proceeds be held in escrow by Lender or an acceptable title company and disbursed in accordance with customary construction loan disbursement procedures and conditions.

21.    Lender acknowledges that the Real Property is used in Borrower’s business and Borrower shall have no obligation to provide annual reports of net operating income from the Real Property.

22.    If all or any portion of the Collateral is condemned by eminent domain proceedings, the net proceeds to be made available to Lender shall be after payment of all reasonable costs, expenses and attorneys’ fees incurred by both Borrower and Lender in connection with the condemnation.

23.    Lender waives the obligation of Borrower to make monthly payments into reserves for payment of insurance unless and until an Event of Default occurs. Borrower shall have the obligation to make such payments into reserves for payment of property taxes.

24.    Lender will not require direct payment of accounts to Lender or into a lock box unless and until an Event of Default occurs.

25.    Borrower has a corporate seal but it is not required for effective execution of the Business Loan Agreement or any of the Related Documents.

26.    Borrower may sell inventory in the ordinary course of business without the prior written consent of the Lender. Borrower may also compromise, settle, adjust or extend payment under or with regard to Accounts in the ordinary course of business using prudent business practices, provided the Borrower promptly remedies any noncompliance with the Borrowing Base following such action.

27.     All representation and warranties made by Borrower related to Collateral ownership, title and Security Interests, as well as all conditions precedent to Advances and covenants of Borrower related to the foregoing, are amended to specifically permit the existence of and allow the continuance of Permitted Liens.

28.          The terms set forth in the Business Loan Agreement (as modified and controlled by this Rider) control in the event of any inconsistency between the Business Loan Agreement (as modified and controlled by this Rider) and any Related Document.

29.    Borrower shall only be obligated to reimburse or make payment to Lender for reasonable costs, expenditures and expenses incurred by Lender; provided, however, that in the event of an enforcement action or proceeding, Borrower shall be obligated to reimburse Lender for all costs, expenditures and expenses.

30.    A default will not arise in respect of any representations, warranties or covenants made by or binding on Borrower related to compliance with laws, ordinances, rules and regulations unless the Borrower has failed to comply with such laws, ordinances, rules and regulations in a manner that has or could have, in the reasonable opinion of the Lender, a material adverse effect on Borrower’s operations or properties.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Rider to be duly executed as of December 18, 2016.

VENTURE BANK

By: /s/ Kevin P. Doyle
Name: Kevin P. Doyle
Title: Vice President

ELECTROMED, INC.

By: /s/ Jeremy Brock
Name: Jeremy Brock
Title: Chief Financial Officer

Rider to Business Loan Agreement and Related Documents

(Real Estate Term Loan)